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                                                                 EXHIBIT 10.37






                         AMENDMENT NO. 2 TO AMENDED AND
                        RESTATED PARTICIPATION AGREEMENT

         This AMENDMENT NO. 2 TO AMENDED AND RESTATED PARTICIPATION AGREEMENT (this "Amendment"), is entered into as of April 14, 2000, among BEVERLY ENTERPRISES, INC., a Delaware corporation ("BEI"), as the Representative, Construction Agent, Parent Guarantor and a Lessee (in its capacity as Representative, the "Representative"; in its capacity as Construction Agent, the "Construction Agent"; in its capacity as Parent Guarantor, the "Parent Guarantor" and together with the Guarantors listed on the signature page to the Guaranty (each a "Guarantor") and the Structural Guarantors, the "Guarantors"; and, in its capacity as Lessee, a "Lessee"); certain subsidiaries of BEI that are signatories hereto, as Lessees; BANK OF MONTREAL GLOBAL CAPITAL SOLUTIONS, INC. (formerly known as BMO LEASING (U.S.), INC.), a Delaware corporation, as a Lessor (together with any permitted successors and assigns thereto, each a "Lessor" and collectively the "Lessors") and as Agent Lessor for the Lessors (in such capacity, the "Agent Lessor"); the various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; BANK OF MONTREAL, a Canadian banking organization ("BMO"), as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders, as Arranger and Syndication Agent (collectively, the "Parties").


                                   RECITALS:

         The Parties entered into an Amended and Restated Participation Agreement (the "Participation Agreement") dated as of August 28, 1998, amending and restating the Participation Agreement dated as of March 21, 1997.

         The Parties entered into a Master Amendment No. 1 to Amended and Restated Participation Agreement and Amended and Restated Master Lease and Open-End Mortgage, dated as of September 30, 1999.

         The Parties wish to amend certain provisions of the Participation Agreement as set forth herein.






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                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

         1. Defined Terms: References. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in Appendix A to the Participation Agreement shall be used herein as so defined. Unless otherwise expressly stated herein, all Section and Article references herein shall refer to Sections and Articles of the Participation Agreement.

         2. Amended Schedule I. Schedule I to the Participation Agreement is deleted and replaced in its entirety with Schedule I attached hereto.

         3. Effective Date. Subject to Section 5 below, this Amendment shall be effective and the Participation Agreement amended as of April 14, 2000, as if entered into on such date.

         4. Representations and Warranties. To induce the Administrative Agent, the Agent Lessor and the Participants to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), each of the Beverly Entities that is a party hereto represents and warrants to each of the Administrative Agent, the Agent Lessor and the Participants that:

                  (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of such Beverly Entity enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) the Participation Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of such Beverly Entity enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by such Beverly Entity of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute



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         (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
         (iii)(A)(3) of this subsection (c);

                           (d) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing; and

                           (e) all the representations and warranties contained in Section 8.2 of the Participation Agreement (after giving effect to this Amendment) are true and correct in all material respects with the same force and effect as if made by such Beverly Entity on and as of the date hereof.

               5. Conditions to Effectiveness of this Amendment. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied to the satisfaction of the Agent Lessor, the Administrative Agent and each Participant (the conditions precedent are for the benefit of the Agent Lessor, the Administrative Agent and each Participant only):

                              (i)            The Agent Lessor, the
                                      Administrative Agent and the Participants shall have received executed counterparts of this Amendment, duly executed by the Beverly Entities party hereto;

                              (ii)           The representations and warranties
                                      of the Beverly Entities set forth in
                                      Section 4 hereof are true and correct on and with respect to the date hereof; and

         Upon receipt of all of the foregoing, this Amendment shall become effective.

               6. Payment of Fees and Expenses. The Representative agrees to pay upon demand, the reasonable fees and expenses of Mayer, Brown & Platt, counsel to the Lessors, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment.

               7. Effect of Amendment. The Parties agree that upon the effectiveness of this Amendment, the Participation Agreement and any and all other agreements, documents, certificates and other instruments executed in connection therewith shall remain in full force and effect in accordance with their terms, and any reference to the Participation Agreement shall be deemed to be a reference to the Participation Agreement as amended by this Amendment.

               8. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

               9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.




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